UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on December 15, 2020, on December 11, 2020 NewHydrogen, Inc. a wholly-owned subsidiary of BioSolar Inc. (“Company “), entered into a Sponsored Research Agreement with the Regents of the University of California (the “University”), on Behalf of its Los Angeles Campus pursuant to the University would perform research with respect to Discovery of Efficient and Stable Earth-Abundant Material based Catalyst for Hydrogen Electrolysis. For conducting the research, the Company would have paid the University a total of $150,552.

On March 1, 2021 the Company entered into Sponsored Research Agreement First Amendment (the “Amendment Agreement”). Pursuant to the Amendment Agreement the Sponsored Research Agreement was amended to among other things (i) extend the term of the Amended Agreement to March 31, 2023; (ii) amended the cost to the sponsor for the University’s performance to $1,410,580 and (iii) supplemented the exhibits for ‘Scope of Work’ and ‘Payment Schedule’ respectively.

The foregoing description of the Amendment described herein are subject to, and qualified to the Amendment in its entirety by, such documents, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Amendment to the Sponsored Research Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: March 3, 2021	/s/ David Lee
David Lee
Chief Executive Officer

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